[INFO SPACE.COM]

     INTERNET INFOSPACE CONTENT (WORLD WIDE WEB SITE) DISTRIBUTION AGREEMENT
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     THIS  AGREEMENT,  dated  as  of  October  8,  1998,  is made by and between
InfaSpace.com, Inc., a Delaware corporation, ("Company"), with offices at 15375 NE 901 Street, Redmond, WA 98052, and Net Taxi On-line Communities, a Delaware
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corporation  ("Company"),  with  offices  at 2165 S. Bascom Avenue, Campbell, CA
95008.

This  Agreement  is  entered  into  with  reference  to  the  following  facts:

     A. InfoSpace maintains on certain locations of its Web Sites (as defined below) and makes available to Internet users certain content, resources, archives, indices, catalogs and collections of information (collectively, such materials are identified in Exhibit A and referred to herein as the "Content").

     B. InfoSpace wishes to grant certain rights and licenses to Company with respect to access to the Content and certain other matters, and Company wishes to grant certain rights and licenses to InfoSpace with respect to the Company Web Sites (as defined below) and certain other matters, as set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

                                    AGREEMENT

SECTION  1.     DEFINITIONS.

As  used  herein,  the  following  terms  have  the  following defined meanings:

     "ADVERTISING REVENUE"     means the net received (i.e., gross revenues less
any taxes) by a party (the "Selling Parry") for delivering Impressions of Banner Advertisements served on Results Pages,

     "BANNER  ADVERTISEMENT"     means  a rotating banner advertisement of 600 x
400  pixels  located  at  the  top  and/or  bottom  of  a  Web  Page.

     "CO-BRANDED  PAGES"     means, collectively, Query Pages and Results Pages.

     "COMPANY MARKS" means those Trademarks of Company set forth on Exhibit B hereto and such other Trademarks (if any) as Company may from time to time notify InfoSpace in writing to be "Company Marks" within the meaning of this Agreement.

     "COMPANY WEB SITES"     means, collectively, all Web Sites maintained by or
an  behalf  of  Company  and  its  affiliates,

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     "GRAPHICAL  USER  INTERFACE"     means  a  graphical  user interface, to be
designed by Company and InfoSpace and implemented by INFOSPACE pursuant to the terms of this Agreement, that contains or implements branding, graphics, navigation, content or other characteristics or features such that a user reasonably would conclude that such interface is part of the Company Web Sites.

     "IMPRESSION"      means  a user's viewing of any discrete screen containing
any  Banner  ,advertisement  an  a  Results  Page.

     "INFOSPACE MARKS" means those Trademarks of InfoSpace (if any) set forth on Exhibit B hereto and such other Trademarks a3 InfoSpace may from time to TIME notify Company in writing to be "Company Marks" within the meaning of this Agreement.

     "INFOSPACE  WEB  SITUATION"      means,  collectively: (a) the Web Site the
primary home page of which is located at ERROR! BOOKMARK NOT DEFINED.; and (b) other Web Sites maintained by InfoSpace and its affiliates.

     "INTELLECTUAL  PROPERTY RIGHTS"      means any patent, copyright, rights in
Trademarks, trade secret rights, moral rights and other intellectual property or proprietary rights arising under the laws of any jurisdiction.

     "PERSON"     means  any  natural  person, corporation, partnership, limited liability  company  or  other  entity.

     "QUERY  PAGE"      means  any  page  hosted  on the Company Web Sites which
incorporates the Graphical User Interface and on which users may input queries and starches relating to the Content.

     "RESULTS  PAGE"     means  any page hosted on the InfoSpace Web Sites which
incorporates the Graphical User Interface and displays Content in response. to queries and searches made on a Query Page.

     "TRADEMARKS"     means  any  trademarks,  service marks, trade dress, trade names, corporate names, proprietary logos or indicia and other source or business identifiers.

     "WEB SITE" means any point of presence maintained an the Internet or on any other public data network, With respect to any Website maintained on the World Wide Web, such Website includes all HTML pages (or similar unit of information presented in any relevant data protocol) that either (a) are identified b "the same second-level domain (such as infospace.com) or by the same equivalent level identifier in any relevant address scheme, or (b) contain branding, graphics, navigation or other characteristics such that a user reasonably would conclude that the pages are pan of in integrated information or service offering.

2.     CERTAIN  RIGHTS  GRANTED.

     2.1     INFOSPACE  GRANT.     Subject  to  the  term and conditions of this
Agreement,  InfoSpace  hereby  grants  to  Company  the  following  rights;

     (a) the right to include on the Company Web Sites hypertext links (whether in graphical, text or other format) which enable "point and click" access to locations of the InfoSpace Web Sites specified by InfoSpace (and subject to change by InfoSpace from time to time);

     (b) the right to permit users to link to Results Pages via Query Pages hosted on the Company Web Sites; and

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     (c)     the right to serve Banner Advertisements directly an the Co-branded
Pages  as  provided  in  Section  4.

     2.2 Company Grant. Subject to the terms and conditions of this Agreement, Company hereby grants InfoSpace the following rights:

     (a) the right to include on the InfoSpace Web Sites hypertext links (whether in graphical, text or other format) which enable "point and click" access to locations of the Company Web Sites specified by Company (and subject to change by Company from time to time);

     (b) the right to serve Banner Advertisements directly an the Co-branded Pages as provided in Section 4; and

     (c) the right to track the number of Impressions of Banner Advertisements served by Company to Results Pages.

     2.3 LIMITATIONS. Company and its affiliates shall have no right to reproduce or sub-license, TC-sell or otherwise distribute all or any portion of the Content to any Person via the Internet (including the World Wide Web) or any successor public or private data network. In addition, neither party shall have any right to: (a) edit or modify any Banner Advertisements served a Co-branded Page (but without limiting such party's right to edit or modify any Banner Advertisements pursuant to Section 4. 1); or (b) remove, obscure or alter any notices of Intellectual Property Rights appearing in or an any materials
(including  Banner  Advertisements)  provided  by  the  other  party.

     2.4 COMPANY MARKS LICENSE. Subject to Section 2.6, Company hereby grants InfoSpace the right to use, reproduce, publish, perform and display the Company Marks: (a) on the InfoSpace Web Sites in connection with the posting of hyperlinks to the Company Web Sites; (b) in and in connection with the development, use, reproduction, modification, adaptation, publication, display and performance of the Graphical User Interface and Results Pages; and (c) in promotional and marketing materials, content directories and indexes, and electronic printed advertising, publicity, press releases, newsletters and mailings about InfoSpace.

     2.5 INFOSPACE MARKS LICENSE. Subject to Section 2.6, InfoSpace hereby grants the right to use, reproduce, publish, perform and display the InfoSpace Marks: (a) on the Company Web Sites in connection with the posting of hyperlinks to the InfoSpace Web Sites; (b) in and in connection with the development use, reproduction in promotional and marketing materials, content directories and indexes, and electronic and printed advertising, publicity, press releases, newsletters and mailings about Company.

     2.6 APPROVAL OF TRADEMARK USAGE. InfoSpace shall not use or exploit in any manner any of the -Company Marks, and Company shall not use or exploit in any manner any of the InfoSpace Marks, except in such manner and media as the other party may consent to in writing, which consent shall not be unreasonably withheld or delayed. Either party may revoke or modify any such consent upon written notice to the other party.

     2.7 NONEXCLUSIVELY. Except as expressly provided in Section 4, 1, each party acknowledges and agrees that the rights granted to the other party in this Section 2 are non-exclusive, and that, without limiting the generality of the foregoing, nothing in this Agreement shall be deemed or construed to prohibit either party from participating in similar business arrangements as THOSE described herein including soliciting third parry advertisements or other materials, serving advertisements or other materials to third parties' Web
Sites, or hosting or permitting third parties to place advertisements on such party's Web Site, whether or not in each such case, such advertisements are competitive with the products, services or advertisements of the other party.

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3.     CERTAIN  OBLIGATIONS  OF  THE  PARTIES.

     3.1 GRAPHICAL USER INTERFACE AND CO-BRANDED PAGES. Company and InfoSpace will cooperate to design the user-perceptible elements of the Graphical User Interface, with the goals of. (a) conforming the display output of the "look and feel" associated with the applicable Company Web Sites; and (b) maximizing the commercial effectiveness thereof. Following agreement by the parties upon the design specifications thereof, InfoSpace will use commercially reasonable efforts to develop the Graphical User Interface and to implement the same on Co-brand Pages. InfoSpace shall have no liability or obligation for failure to develop or implement the Graphical User Interface or any Co-branded Pages as contemplated by this Section 3. 1, or for any nonconformity with the design specifications agreed upon by the parties, provided InfoSpace has used commerciallyreasonable efforts to develop and implement the same as provided in
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this  Section  3.  1.

     3.2 COMPANY OBLIGATIONS. Company shall integrate links to pages of the InfoSpace Web Sites determined by InfoSpace (and subject to change by InfoSpace from time to time) on the primary home page for each of the Company Web Sites. In addition, the InfoSpace logo and at least one other link pointing to pages of the InfoSpace Web Sites specified by InfoSpace (and subject to change by InfoSpace from time to time) will be present an all Co-branded Pages. Each link contemplated by this Section 3.2 shall be: (a) prominent in relation to links to other Web Sites on the applicable page (and in any event at least as prominent as any link to any third party Web Site); and (b) above-the-fold (i.e., immediately visible to any user accessing the applicable page without the necessity of scrolling downward or horizontally).

     3.3     ACCESSIBILITY  OF  WEB  SITES.     Each party will use commercially
reasonable efforts to ensure accessibility of its Web Sites (including, in the case of InfoSpace, the accessibility of the Content).

     3.4     IMPRESSION  INFORMATION.     InfoSpace  shall  track,  and  within
fifteen (15) days after the end of each calendar quarter, provide to the Company remotely and in electronic form, the number of Impressions served by Company on Results Pages.

     3.5 Publicity. The parties may work together to issue publicity and general marketing communications concerning their relationship and other mutually agreed-upon matters, provided, however, that neither party shall have any obligation to do so. In addition, neither party shall issue such publicity and general marketing communications concerning their relationship without the prior written consent of the other party (not to be unreasonably withheld). Neither party shall disclose the terms of this Agreement to any third party other than its outside counsel, auditors, and financial advisors, except as required by law.

4.     ADVERTISING  AND  REVENUE  SHARE.

     4.1 PLACEMENT OF BANNER ADVERTISEMENTS. Each party shall have the right to serve Banner Advertisements on the Co_6nded Pages. The appearance of the Banner Advertisements will be as reasonably determined by the party serving such Banner Advertisements; provided, that InfoSpace may reject any Banner Advertisement to be served by Company on any Results Page, and Company may reject any Banner Advertisement to be served by InfoSpace an any Query Page, if such Banner Advertisement would materially adversely affect the download time or performance of such page. (Each party further agrees that it shall not serve to any Co-branded Page any Banner Advertisement which contains any link to any Web Site maintained by or on behalf of, or which is otherwise intended to promote the products or services of, any Person which could reasonably be deemed to be a material competitor of such party.)

     4.2 REMUNERATION. The parties agree to share in the Advertising Revenues as act forth on Exhibit C. Advertising Revenue share payments will be reconciled and paid within thirty (30) days following the calendar quarter in which the applicable Advertising Revenues are received. The Selling Party will provide with each such payment a report setting forth Advertising Revenues received by it for such quarter and the percentage thereof payable to the other party.

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     4.3     RECORDS  AND  AUDIT; LATE PAYMENTS.     During the Term, each party
shall maintain accurate records of Banner Advertisements served to the Results Pages, Impressions thereof, and Advertising Revenues received and calculations of the fees payable to the other party pursuant to Section 4.2. either party, at its expense, and upon ten (10) days' advance notice to the other party, shall have the right once during the Term to examine or audit such records in order to verify the figures reported in any quarterly report and the amounts owned to such party under this Agreement Any such audit shall be conducted, to the extent possible, in a mariner that does not interfere with the ordinary business operations of the audited party. In the event that any audit shall reveal an underpayment of more than ten percent (10%) of the amounts due to the auditing party for any quarter, the other party will reimburse such party for the reasonable cost of such audit.

     5.     WARRANTIES,  INDEMNIFICATION  AND  LIMITATION  OF  DIRECT  LIABILITY

     5.1     WARRANTIES

     Each party to THIS Agreement represents and warrants to the other party that

     a) it has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder;

     b) its execution of THIS Agreement by such party and performance of its obligations hereunder, do not and will not violate any agreement to which it is a party or by which it is bound;

     c) when executed and delivered, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms; and

d) its Web Sites and the content contained therein, and Banner Advertisements served by it to the Co-branded Pages, will not contain any material that is obscene, libelous or defamatory, or infringing of any third party Intellectual Property Rights.

     5.2     INDEMNIFICATION.     Each  party  (the  "Indemnifying  Party") will
defend,  indemnify  and  hold harmless the other parry (the "IndemnifiedParty"),
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and  the  respective directors, officers, employees and agent of the Indemnified
Party, from and against any and all claims, costs, losses, damages, judgments and expenses (including reasonable attorneys' fees) arising our of or in connection with any third-party claim alleging any breach of such parties representations of warranties or covenants set forth in this Agreement. The Indemnified Party shall promptly notify the Indemnifying Party of any such claim of which it becomes aware and shall: (a) at the Indemnifying Party's expense, provide reasonable cooperation to Such other in connection with the defense or settlement of any such claim; and (b) at the Indemnified Party's expense, be entitled to participate in the defense of any such claim. The Indemnifying party shall not acquiesce to any judgment or enter into any settlement that adversely affects the Indemnified Party's rigbts, or interests without prior written consent of the Indemnified Party.

     5.3     LIMITATION  OF  LIABILITY;  DISCLAIMER.

     (a) Liability. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM ANY PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROMS OR LOST BUSINESS.

     (b)     No  Additional  Warranties.  EXCEPT AS SET FORTH IN THIS AGREEMENT,
NEITHER PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND

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IMPLIED  WARRANTIES  APUSING  FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.),
AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS A-NY CLAIM IN TORT (INCLUDING NEGLIGENCE), IN EACH CASE, REGARn1NG THEIR WEB SITES, ANY PRODUCTS OR SERVICES DESCRI33ED THEREON, ANY BANNER ADVERTISEMENTS, OR ANY OTHER ITEMS OR SERVICES PROVIDED UNDER THIS AGREEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, COMPANY ACKNOWLEDGES THAT THE INFOSPACE WEB SITES AND THE CONTENT (INCLUDING ANY SERVERS OR OTHER HARDWARE, SOFTWARE AND ANY OTHER ITEMS USED OR PROVIDED BY INFOSPACE OR ANY THIRD PARTIES IN CONNECTION WITH HOSTING THE INFOSPACE WM SITES OR THE CONTENT OR PERFORMANCE OF ANY SERVICES HEREUNDER) ARE PROVIDED 'AS IS " AND THAT INFOSPACE MAKES NO WARRANTY THAT IT WILL CONTINUE TO OPERATE ITS WEB SITES TN THEIR CURRENT FORM, THAT ITS WEB SITES WILL BE ACCESSIBLE WITHOUT INTERRUPTION, THAT THE SUES WILL MEET THE REQUIREMENTS OR EXPECTATIONS OF THE OTHER PARTY, OR THAT THE CONTENT OR ANY OTHER ANY MATERIALS ON ITS WEB SITES OR THE SERVERS AND SOFTWARE THAT MAKES ITS WEB SITES AVAILABLE ARE FREE FROM ERRORS, DEFECTS, DESIGN FLAWS OR OMISSIONS.

     6.     TERM  AND  TERMINATION.

     6.1     TERM.     The  Term  shall  commence  an the date of this Agreement
and, unless earlier terminated or extended as provided below, shall end upon the one year anniversary of this Agreement,

     6.2 TERMINATION. Either party may terminate the Term upon not less than thirty (30) days prior written notice to the other party of any material breach hereof by such other party, provided that such other parry has not cured such material breach within such thirty (30) day Period.

     6.3 EFFECT OF TERMINATION. Upon termination or expiration of the Term for any reason, all rights and obligations of the parties under this Agreement shall be extinguished, except that: (a) all accrued payment obligations hereunder shall survive such termination or expiration; and (b) the rights and obligations of the parties under Sections 4.2,4.3, 5, 6,7 and 8 shall survive such termination or expiration.

     7.     INTELLECTUAL  PROPERTY

     7.1     COMPANY.     As  between  the  parties,  Company retains all right,
title and interest in and to the Company Web Sites (including, without limitation, any and all content data, URLs, domain names, technology, software, code, user interfaces, "look and feel", Trademarks and other items posted thereon or used in connection or associated therewith; but excluding any Content or other items supplied by InfoSpace) and the Company Marks along with all intellectual Property Rights associated with any of the foregoing. All goodwill arising out of InfoSpace's use of any of the Company Marks shall inure solely to the benefit of Company,

     7.2 INFOSPACE As between the parties, InfoSpace retains all right, title and interest in and to the Content and the InfoSpace Web Sites (including, without limitation, any and all content, data, URLs, domain names, technology, software, code, user interfaces, "look and feel", Trademarks and other items posted thereon or used in connection or associated therewith; but excluding any items supplied by Company) and the InfoSpace Marks, along with an Intellectual Property Rights associated with any of the foregoing. All goodwill arising out of Company's use of any of the InfoSpace Marks shall inure solely to the benefit of InfoSpace.

     7.3     COPYRIGHT  NOTICES.     All  Co-branded  Pages  will  include  the
following  acknowledgment,  along  with  the  InfoSpace  logo.

"Powered  by  InfoSpace"  or  "Powered  by  InfoSpace.com"

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     InfoSpace  and  Company  acknowledge  that  the  Co-branded  Pages may also contain copyright and patent notices of copyrighted or copyrightable works, including those of InfoSpace Content providers.

     7.4 OTHER TRADEMARKS. InfoSpace shall not register or attempt to register any of the Company Marks or any Trademarks which Company reasonably deems to be confusingly similar to any of the Company Marks. Company shall not register or attempt to register any of the InfoSpace Marks or any Trademarks which InfoSpace reasonably deems to be confusingly similar to any of the Company Marks.

     7.5 FURTHER ASSURANCES. Each party shall take, at the other parry's expense, such action (including, without limitation, execution of affidavits or other documents) as the other party may reasonably request to effect, perfect or confirm such other party's ownership interests and other rights as set forth above in this Section 7.

     8.     GENERAL  PROVISIONS

     8.1 CONFIDENTIALITY. Each parry (the "Receiving Party") undertakes to retain in confidence the terms of this Agreement and all other non-public information and know-how of the other parry disclosed or acquired by the Receiving Party pursuant to or in connection with this Agreement which is either designated as proprietary and/or confidential or by the nature of the circumstances surrounding disclosure, ought in good faith to be treated as proprietary and/or confidential ("Confidential Information"); provided that each party may disclose the terms and conditions of this Agreement to its immediate legal and Financial consultants in the ordinary course of its business. Each party agrees to use commercially reasonable efforts to protect Confidential Information of the other party, and in any event, to take precautions at least as great as those taken to protect its own confidential information of a similar nature. Company acknowledges that the terms of this Agreement are Confidential Information of InfoSpace. The foregoing restrictions shall not apply to any information that: (a) was known by the Receiving Party prior to disclosure thereof by the other party; (b) was in or entered the public domain through no fault of the Receiving Party; (c) is disclosed to the Receiving Parry by a third party legally entitled to make such disclosure without violation of any obligation of confidentiality; (d) is required to be disclosed by applicable laws or regulations (but in such even; only to the extent required to be disclosed); or (e) is independently developed by the Receiving Parry without reference to any Confidential Information of the other party, Upon request of the other parry, or in any event upon any termination or expiration of the Term, each party shall return to the other all materials, in any medium, which contain, embody, reflect or reference all or any part of any Confidential Information of the other party. Each party acknowledges that breach of this provision by it would result in irreparable harm to the other party, for which money damages would be an insufficient remedy, and therefore that the other party shall be entitled to seek injunctive relief to enforce the provisions of this Section 8.1.

     8.2     INDEPENDENT  CONTRACTORS.     Company and InfoSpace are independent
contractors under this Agreement, and nothing herein shall be construed to create a partnership, joint venture, franchise or agency relationship between Company and InfoSpace. Neither party has any authority to enter into Agreements of any kind on behalf of the other party.

     8.3 ASSIGNMENT. Neither parry may assign this Agreement or any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party, not to be unreasonably withheld, except that either party may, without the other party's consent, assign this Agreement or any of its rights or delegate any of its duties under this Agreement: (a) to any affiliate of such party; or (b) to any purchaser of all or substantially all of such party's assets or to any successor by way of merger, consolidation or similar transaction. Subject to the foregoing, this Agreement will be binding upon, enforceable by, and inure to the benefit of the parties and their respective successors and assigns.

     8.4     CHOICE  OF  LAW;  FORUM  SELECTION.     This  Agreement  shall  be
governed by, and construed in accordance with, the laws of the State of Washington without reference to its choice of law rules.

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Company hereby irrevocably consents to exclusive personal jurisdiction and venue in the state and federal courts located in King County, Washington With respect to any actions, claims or proceedings arising out of or in connection with this Agreement, and agrees not to commence or prosecute any such action, claim or proceeding other than in the aforementioned courts.

     8.5 NONWAIVER. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

     8.6 FORCE MAJEURE. Neither party shall be deemed to be in default of or to have breached any provision of this Agreement as a result of any delay, failure in performance or interruption of service, resulting directly or indirectly from acts of God, acts of civil or military authorities, civil disturbances, wars, strikes or other labor disputes, fires, transportation contingencies, interruptions in telecommunications or Internet services or network provider services, failure of equipment and/or software, other catastrophes or any other occurrences which are beyond such party's reasonable control.

     8.7     NOTICES.     Any  notice  or  other  communication  required  or
permitted to be given hereunder shall be given in writing and delivered in person, mailed via confirmed facsimile or e-mail, or delivered by recognized courier service, properly addressed and stamped with the required postage, to the person signing this Agreement on behalf of the applicable party at its address specified in the opening paragraph of the agreement and shall be deemed effective upon receipt. Either party may from time to time change the person to receive notices or its address by giving the other party notice of the change in accordance with this section.

     8.8 INTEGRATION. This Agreement contains the entire understanding of the parties hereto with respect to the transactions and matters contemplated hereby, supersedes all previous agreements or negotiations between InfoSpace and Company concerning the subject matter hereof, and cannot be amended except by a writing signed by both parties.

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date set forth above.

Net  Taxi  On-Line  Community                    InfoSpace.com,  Inc.
("Company")                              ("InfoSpace")


By (signature)  /S/  Dave Schlenz                    By (signature)  /S/  Naveen
---------------------------------                    ---------------------------
Jain
----
Name     DAVE  SCHLENZ                    Name  NAVEEN  JAIN
----     -------------                    ------------------
Title  Manger  of  Sales                         Title  President  and  CEO
------------------------                         --------------------------
Date:  11/5/98                              Date:  11/5/98
--------------                              --------------

                                    EXHIBIT A

                                     CONTENT

     The Content consists of, but is not limited to, the following indexes, directories and other items and services (as the same may by updated, revised or modified by InfoSpace in its sole discretion from time to time):

1.     Yellow  Pages
2.     White  Pages
3.     Classifieds
4.     City  Guides
5.     Investing
6.     News
7.     Space  Scores
8.     Community
9.     Government
10.    E-Shopping
11.    International  Listings
12.    other  items  and  services  that  may from time to time bc added to the
InfoSpace  Web  Sites  by     InfoSpace  (in  its  sole  discretion)

Note:  The  actual  name  of  these  services  may  change,

                                    EXHIBIT B

                                   TRADEMARKS

Company  Marks
--------------





InfoSpace  Marks
----------------

InfoSpace

InfoSpace.com

[INFOSPACE.COM  LOGO]     Powered  By  InfoSpace


Powered  by  InfoSpace.com

The  Ultimate  Directory

                                    EXHIBIT C

               ADVERTISING REVENUE SPARE AND ADDTIONAL CONDITIONS

BANNER  ADVERTISEMENT  REVENUE  SHARE

1. If Company site demonstrates at least 20,000 site page views per month, then during the initial month of the agreement InfoSpace will serve 100% of the ads displayed on Client site where InfoSpace content appears. This will serve as the benchmark for the average number of ads displayed during any 30-day period (to be re-evaluated quarterly, or as needed). Thereafter, InfoSpace and Company will agree on a 50%/50% inventory split with each party retaining all Revenue from its ad sales,
2. Company will pay a total of $5000 to InfoSpace.com, $2500 of which will be paid at signing. The remainder will be paid in equal increments over the next three months.

This  offer  is  valid  for  30  days  from  date  of  this  agreement.